NEWS RELEASE

Focus Ventures Announces Intention to Terminate SEC Reporting Obligations

January 22, 2018; Vancouver, Canada:  Focus Ventures Ltd. (TSXV:FCV) announces that it will voluntarily file a Form 15F with the United States Securities and Exchange Commission (the “SEC”) to terminate the registration of its common shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its reporting obligations under Section 13(a) of the Exchange Act.

Management of the Company is of the view that the costs associated with continuing the registration and reporting under the Exchange Act outweigh the benefits received by the Company from maintaining its registration.

The termination will become effective 90 days after the date of filing of the Form 15F with the SEC, or within such shorter period as the SEC may determine.  Upon filing of the Form 15F, the Company’s reporting obligations under the Exchange Act will be immediately suspended.

The Company’s shares will continue to trade on the TSX Venture Exchange, and the Company will continue to meet its Canadian continuous disclosure obligations through filings with the applicable Canadian securities regulators.  All of the Company’s filings can be found at the SEDAR website at www.sedar.com.

About Focus

Focus is developing the Bayovar 12 phosphate deposit located 40 km from the coast in the Sechura District of northern Peru.  Bayovar 12 hosts a large resource of highly-reactive sedimentary phosphate rock - a key raw material input for phosphate fertilizers and vital to world food production.  Reactive phosphate rock from Sechura is a natural, slow-release source of phosphorus that can be applied directly to crops.  One of Focus’s objectives is to supply direct application phosphate rock to the agricultural regions of Central and South America and Southeast Asia.

ON BEHALF OF THE BOARD

Simon Ridgway, Chief Executive Officer

Symbol: TSXV-FCV

Shares Issued:  234.4 million

For further information, contact:

Gordon Tainton, President

Tel: 604-248-8380;  Fax: 604-682-1514

Email: info@focusventuresltd.com

Website: www.focusventuresltd.com

Neither the TSXV nor the Investment Industry Regulatory Organization of Canada accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Certain statements contained in this news release constitute forward-looking statements within the meaning of Canadian securities legislation.  All statements included herein, other than statements of historical fact, are forward-looking statements which  include, without limitation, statements about the intended filing of an SEC Form 15F and termination of the Company’s reporting obligations and  registration under the Exchange Act; the Company’s continued listing on the TSXV and continued compliance with Canadian continuous disclosure obligations; the Company’s business strategy, plans and outlook, including the Company’s development of the Bayovar deposit and objective to supply direct application phosphate rock to agricultural regions of Central and South America and Southeast Asia; the merit of the Company’s investments and properties; timelines; the future financial performance of the Company; expenditures; approvals and other matters.  Often, but not always, these forward looking statements can be identified by the use of words such as “will”, “become”, “continue”, “objective”,  or statements that events, “could” or “should” occur or be achieved and similar expressions, including negative variations.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any results, performance or achievements expressed or implied by forward-looking statements.  Such uncertainties and factors include, among others, the intended filing of an SEC Form 15F and expected termination of the Company’s reporting obligations and  registration under the Exchange Act; changes in general economic conditions and financial markets; the Company or any joint venture partner not having the financial ability to meet its exploration and development goals; risks associated with the results of exploration and development activities, estimation of mineral resources and the geology, grade and continuity of mineral deposits; unanticipated costs and expenses; and  such other risks detailed from time to time in the Company’s quarterly and annual filings with securities regulators and available under the Company’s profile on SEDAR at www.sedar.com.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended.

Forward-looking statements contained herein are based on the assumptions, beliefs, expectations and opinions of management, including but not limited to: that the Company will file a Form 15F and that its SEC reporting obligations and Exchange Act registration will be terminated as expected; that the Company’s activities will be in accordance with its public statements and stated goals; that all required approvals will be obtained; that there will be no material adverse change affecting the Company or its investments or properties; and such other assumptions as set out herein.  Forward-looking statements are made as of the date hereof and the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, investors should not place undue reliance on forward-looking statements.